UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 5, 2018

 KENNEDY-WILSON HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33824	26-0508760
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

151 S. El Camino Drive,
Beverly Hills, California 90212
(Address of principal executive offices, including zip code)

(310) 887-6400
(Registrant’s telephone number, including area code)

NONE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On February 5, 2018, the board of directors (the “Board”) of Kennedy-Wilson Holdings, Inc. (the “Company”), upon the recommendation of the Company’s Nominating Committee, elected Mr. John Taylor and Ms. Mary Ricks as new directors of the Company, effective February 5, 2018. Mr. Taylor will serve as a member of the class of directors whose term will expire at the 2019 annual meeting of stockholders of the Company. Ms. Ricks will serve as a member of the class of directors whose term will expire at the 2020 annual meeting of stockholders of the Company.

Prior to his retirement in 2011, Mr. Taylor served as the senior audit partner in KPMG LLP’s (“KPMG”) financial services practice based in Los Angeles, CA. During his 38 years practice at KPMG, Mr. Taylor served as the lead audit engagement partner on nearly all of KPMG’s significant Southern California publicly held banking and finance clients. There are currently no arrangements or understandings between Mr. Taylor and any other persons pursuant to which he was selected as a director of the Company and Mr. Taylor is not a party to any transaction that would be required to be disclosed by the Company pursuant to Item 404(a) of Regulation S-K. Mr. Taylor was determined to be independent by the Board pursuant to the applicable independence requirements of the New York Stock Exchange and will also serve as the chair of the Board’s Audit Committee, replacing Cathy Hendrickson who resigned her role as a member of the Audit Committee effective February 5, 2018.

Ms. Ricks currently serves as the president and CEO of Kennedy Wilson Europe. Ms. Ricks joined the Company in 1990 and prior to her current role, she served as the head of the Company’s commercial investment group. Given her role at the Company, Ms. Ricks will not be eligible to serve on any committees of the Board. There are currently no arrangements or understandings between Ms. Ricks and any other persons pursuant to which she was selected as a director of the Company and Ms. Ricks is not a party to any transaction that would be required to be disclosed by the Company pursuant to Item 404(a) of Regulation S-K. Ms. Ricks will not receive any compensation for her service as a member of the Board. Information regarding Ms. Ricks, including her employment agreement and all other previously established and disclosed plans in which she participates as an executive officer of the Company is included in the Company’s proxy statement (the “2017 Proxy”) for its 2017 annual meeting of stockholders filed with the Securities and Exchange Commission on April 28, 2017 and is incorporated by reference into this Item 5.02.

In addition, in connection with his election to the Board and in accordance with the Company’s non-employee director compensation policies, the Board approved an annual retainer fee to Mr. Taylor of $150,000 in connection with his service as a non-employee director and an additional annual retainer fee of $20,000 in connection with his service as the chair of the Board’s Audit Committee.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 5, 2018, the Company’s Board adopted the Second Amended and Restated Bylaws of Kennedy-Wilson Holdings, Inc., filed as Exhibit 3.1 herewith (the “Amended and Restated Bylaws”). The Amended and Restated Bylaws amended the previous bylaws to provide that the Board of Directors shall consist of not less than one (1) nor more than twelve (12) directors to be consistent with the terms set forth in the Company’s Amended and Restated Certificate of Incorporation.

 Item 9.01 Financial Statements and Exhibits.

(d)

Exhibit No.	Description of Exhibit

3.1	Amended and Restated Bylaws of Kennedy-Wilson Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENNEDY-WILSON HOLDINGS, INC.

Date: February 5, 2018	By:	/s/ Justin Enbody
	Name:	Justin Enbody
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

3.1	Amended and Restated Bylaws of Kennedy-Wilson Holdings, Inc.